Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of August 1995
Distribution Date of September 15, 1995

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                $103,136,026.25
Beginning Pool Factor                       0.3078664

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $6,762,693.47
  Interest Collected                     $767,798.71

Additional Deposits:
  Repurchase Amounts                           $0.00
  Liquidation Proceeds/Recoveries        $100,440.75
Total Additional Deposits                $100,440.75

Repos/Chargeoffs                         $110,306.34
Aggregate Number of Notes Charged Off             21

Total Available Funds                  $7,399,333.28

Ending Pool Balance                   $96,494,626.09
Ending Pool Factor                         0.2880415

Servicing Fee                             $85,946.69

Repayment of Servicer Advances           $231,599.65

Reserve Account:
  Beginning Balance                    $7,772,378.88
  Target Percentage                             7.50%
  Target Balance                       $7,237,096.96
  Minimum Balance                      $6,700,050.96
  (Release)/Deposit                     $(535,281.92)
  Ending Balance                       $7,237,096.96

                                      Dollars     Notes
Delinquencies:
  Installments:
     1-30 days                        771,392.48    567
    31-60 days                         98,101.08    102
    60+ days                           37,574.25     26

    Total                             907,067.81    584

  Balances:
    60+ days                          218,174.90     26

Memo Item - Reserve Account

  Prior Month                      $7,735,201.97
  Invest. Income                       37,176.91
    Beginning Balance              $7,772,378.88

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of August 1995

                                                              NOTES
                                                     CLASS A-1
                                      TOTAL        (MONEY MARKET)  CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:             $335,002,547.77$127,300,000.00$195,976,000.00 $11,726,547.77
 Distribution Percentages                              100.00%         95.50%          4.50%
 Turbo Percentages                                     100.00%          0.00%          0.00%
 Coupon                                                 3.475%         4.475%         4.800%

Beginning Pool Balance          $103,136,026.25
Ending Pool Balance              $96,494,626.09

Collected Principal               $6,531,093.82
Collected Interest                  $767,798.71
Liquidation Proceeds/Recoveries     $100,440.75
Charge-Offs                         $110,306.34
Servicing                            $85,946.69

  Total Collections Available
    for Debt Service              $7,313,386.59

Beginning Balance                $91,885,688.51          $0.00 $85,370,899.41  $6,514,789.10

Interest Due                        $344,421.47          $0.00    $318,362.31     $26,059.16
Interest Paid                       $344,421.47          $0.00    $318,362.31     $26,059.16
Principal Due                     $6,641,400.16          $0.00  $6,342,537.15    $298,863.01
Principal Paid                    $6,641,400.16          $0.00  $6,342,537.15    $298,863.01
Turbo Principal                           $0.00          $0.00          $0.00          $0.00

Ending Balance                   $85,244,288.35          $0.00 $79,028,362.25  $6,215,926.10
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                    0.00   0.4032553081   0.5300729778

Total Distributions               $6,985,821.63          $0.00  $6,660,899.46    $324,922.17

Interest Shortfall                        $0.00          $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00          $0.00

Excess Servicing                    $327,564.96

Beginning Reserve Account Balance $7,772,378.88
(Release)/Draw                     $(535,281.92)
Ending Reserve Account Balance    $7,237,096.96

Memo Item - Advances:
 Servicer Advances - Current Month  $(231,599.65)
 Total Outstanding Servicer Advances$2,565,927.69

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of August 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                 5              4               3             2              1
                              Apr 1995       May 1995        June 1995     July 1995      Aug. 1995
Beg. Pool Balance        $133,656,652.98$126,201,758.79$118,134,927.19$110,086,049.11$103,136,026.25


A) Loss Trigger:
Principal of Contracts
  Charged off                $179,609.57    $156,415.59     $49,805.68      $5,448.60    $110,306.34
Recoveries                    $84,665.15    $167,464.36     $80,034.02     $92,283.81    $100,440.75

Total Charged off
  (Months 5,4,3)             $385,830.84
Total Recoveries
  (Months 3,2,1)              272,758.58
Net Loss/(Recoveries)
  for 3 Mos.                 $113,072.26(a)

Total Balance
  (Months 5,4,3)         $377,993,338.96(b)

Loss Ratio [(a/b)(12)]           0.3590%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $226,609.50    $241,366.37    $218,174.90
  As % of Beginning
    Pool Balance                                              0.19182%       0.21925%       0.21154%
  Three Month Average                                         0.28340%       0.25991%       0.20754%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer